Exhibit 21


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
                                          SUBSIDIARIES OF THE REGISTRANT



                                                                             Percentage             State of
                                                                                 of              Incorporation
               Parent                            Subsidiary                   Ownership         or Organization
               ------                            ----------                   ---------         ---------------
Horizon Financial                    Horizon Federal Savings                    100%                Federal
 Services Corporation                 Bank

Horizon Federal Savings              Horizon Investment                         100%                  Iowa
 Bank                                  Services, Inc.

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         The financial  statements of Horizon Financial Services Corporation are consolidated with those of its subsidiaries.